As filed with the Securities and Exchange Commission on May 24, 2002

File No. 001-31257

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10/A

POST-EFFECTIVE

AMENDMENT NO. 1
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Advanced Medical Optics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-098682 (I.R.S. Employer Identification No.)

2525 Dupont Drive Irvine, California (Address of Principal Executive Offices)	92612 (zip code)

Registrant’s telephone number, including area code:

(714) 246-4500

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so Registered	Name of each Exchange on which each Class is to be Registered

Common Stock, par value $.01 per share;	New York Stock Exchange
Preferred Stock Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

ADVANCED MEDICAL OPTICS, INC.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED IN FORM 10 BY REFERENCE

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

      Our Information Statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item
No.	Caption	Location in Information Statement

1.	Business	“Summary;” “The Distribution;” “Risk Factors;” “Business;” “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” “Arrangements Between Allergan and Advanced Medical Optics;” “Capitalization;” and “Where You Can Find More Information”
2.	Financial Information	“Summary;” “Selected Financial Information;” “Unaudited Pro Forma Combined Financial Statements;” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
3.	Properties	“Business — Properties”
4.	Securities Ownership of Certain Beneficial Owners and Management	“The Distribution;” “Management;” and “Ownership of Our Stock”
5.	Directors and Officers	“Management”
6.	Executive Compensation	“Management;” “Ownership of Our Stock;” and “Arrangements Between Allergan and Advanced Medical Optics”
7.	Certain Relationships and Related Transactions	“Arrangements Between Allergan and Advanced Medical Optics;” and “Certain Relationships and Related Transactions”
8.	Legal Proceedings	“Business — Legal Matters”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary;” “The Distribution;” “Capitalization;” “Dividend Policy;” and “Description of Capital Stock”
10.	Recent Sales of Unregistered Securities	Not Included (See Part II below)
11.	Description of Registrant’s Securities to be Registered	“The Distribution;” “Dividend Policy;” and “Description of Capital Stock”
12.	Indemnification of Directors and Officers	“Indemnification of Directors and Officers”
13.	Financial Statements and Supplementary Data	“Unaudited Pro Forma Combined Financial Statements;” and “Index to Combined Financial Statements” and the statements referenced thereon
14.	Changes In and Disagreements with Accountants on Accounting and Financial Matters	Not Applicable
15.	Financial Statements and Exhibits	“Unaudited Pro Forma Combined Financial Statements;” and “Index to Combined Financial Statements;” (See also, Part II below)

II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 10.     Recent Sales of Unregistered Securities

      We were incorporated in Delaware on October 24, 2001 under the name “Allergan Medical Technologies, Inc.” We issued 100 shares of our common stock, par value $0.01 per share, to Allergan, Inc., a Delaware corporation, in consideration of an aggregate capital contribution of $1,000 by Allergan, Inc. This issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because it did not involve any public offering of securities. As of January 24, 2002, we changed our name to “Advanced Medical Optics, Inc.”

Item 15.     Financial Statements And Exhibits

      (a) Financial Statements filed as part of this registration statement:

Independent Auditors’ Report	F-3
Combined Balance Sheets as of December 31, 2001 and 2000	F-4
Combined Statements of Earnings for the Years Ended December 31, 2001, 2000 and 1999	F-5
Combined Statements of Equity and Comprehensive Income for the Years Ended December 31, 2001, 2000 and 1999	F-6
Combined Statements of Cash Flows for the Years Ended December 31, 2001, 2000 and 1999	F-7
Notes to Combined Financial Statements	F-8
Unaudited Condensed Combined Balance Sheets as of March 29, 2002 and December 31, 2001	F-24
Unaudited Condensed Combined Statements of Earnings for the Three Months Ended March 29, 2002 and March 30, 2001	F-25
Unaudited Condensed Combined Statements of Cash Flows for the Three Months Ended March 29, 2002 and March 30, 2001	F-26
Notes to Unaudited Condensed Combined Financial Statements	F-27
Quarterly Results (Unaudited)	F-33
Schedule II — Valuation and Qualifying Accounts	S-1

      All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

      (b) Exhibits:

Exhibit
No.	Description

2	Form of Contribution and Distribution Agreement between Allergan, Inc. and Advanced Medical Optics, Inc.†
3.1	Amended and Restated Certificate of Incorporation of Advanced Medical Optics, Inc.†
3.2	Amended and Restated Bylaws of Advanced Medical Optics, Inc.†
4.1	Specimen Common Stock certificate
4.2	Form of Rights Agreement†
4.3	Form of Certificate of Designations of Series A Participating Cumulative Preferred Stock (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.2 hereto)
4.4	Form of Right Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 4.2 hereto)
10.1	Form of Contribution and Distribution Agreement between Allergan, Inc. and Advanced Medical Optics, Inc. (filed as Exhibit 2 hereto).
10.2	Form of Transitional Services Agreement between Allergan, Inc. and Advanced Medical Optics, Inc.†
10.3	Form of Employee Matters Agreement between Allergan, Inc. and Advanced Medical Optics, Inc.†
10.4	Form of Tax Sharing Agreement between Allergan, Inc. and Advanced Medical Optics, Inc.†
10.8	Employment Agreement between Advanced Medical Optics, Inc. and James Mazzo†

Exhibit
No.		Description

10.9(a)		Form of Employment Agreement between Advanced Medical Optics, Inc. and those parties identified on Exhibit 10.9(b)†
10.9(b)		Schedule of parties to the Employment Agreement attached as Exhibit 10.9(a)†
10.10(a	)	Manufacture and Supply Agreement between Allergan Sales, Inc. and Carl Zeiss, Inc. on behalf of Humphrey System Divisions.†**
10.10(b	)	First Amendment to Manufacture and Supply Agreement between Allergan Sales, Inc. and Carl Zeiss, Inc. on behalf of Humphrey System Divisions.†**
21		List of Subsidiaries of Advanced Medical Optics, Inc.†
99.1		Advanced Medical Optics, Inc. Information Statement dated May 24, 2002

**	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request.

†	Previously filed.

SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Post-Effective Amendment No. 1 to Form 10 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

By: /s/ RICHARD MEIER

Name: Richard A. Meier

Title:	Corporate Vice President and Chief Financial Officer

Date: May 23, 2002

INDEX TO EXHIBITS

Exhibit
No.	Description

2	Form of Contribution and Distribution Agreement between Allergan, Inc. and Advanced Medical Optics, Inc.†
3.1	Amended and Restated Certificate of Incorporation of Advanced Medical Optics, Inc.†
3.2	Amended and Restated Bylaws of Advanced Medical Optics, Inc.†
4.1	Specimen Common Stock certificate
4.2	Form of Rights Agreement†
4.3	Form of Certificate of Designations of Series A Participating Cumulative Preferred Stock (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.2 hereto)
4.4	Form of Right Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 4.2 hereto)
10.1	Form of Contribution and Distribution Agreement between Allergan, Inc. and Advanced Medical Optics, Inc. (filed as Exhibit 2 hereto).
10.2	Form of Transitional Services Agreement between Allergan, Inc. and Advanced Medical Optics, Inc.†
10.3	Form of Employee Matters Agreement between Allergan, Inc. and Advanced Medical Optics, Inc.†
10.4	Form of Tax Sharing Agreement between Allergan, Inc. and Advanced Medical Optics, Inc.†
10.8	Employment Agreement between Advanced Medical Optics, Inc. and James Mazzo†
10.9(a)	Form of Employment Agreement between Advanced Medical Optics, Inc. and those parties identified on Exhibit 10.9(b)†
10.9(b)	Schedule of parties to the Employment Agreement attached as Exhibit 10.9(a)†
10.10(a)	Manufacture and Supply Agreement between Allergan Sales, Inc. and Carl Zeiss, Inc. on behalf of Humphrey System Divisions†**
10.10(b)	First Amendment to Manufacture and Supply Agreement between Allergan Sales, Inc. and Carl Zeiss, Inc. on behalf of Humphrey System Divisions†**
21	List of Subsidiaries of Advanced Medical Optics, Inc.†
99.1	Advanced Medical Optics, Inc. Information Statement dated May 24, 2002

**	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request.

†	Previously filed.